Exhibit 99.2

April 22, 2019

We are very excited to announce today an agreement to acquire KeyW, a strategic acquisition that advances Jacobs’ strategy of delivering solutions for critical government priorities, and further positions us as a leader in the high-value Government Services sector. This is another key step in continuing to transform our portfolio and become a company like no other.

As a leading national security provider of advanced engineering and technology solutions, KeyW allows us to deliver a broader portfolio of capabilities to clients in the intelligence, cyber and counterterrorism markets. KeyW is a publicly-traded company (NASDAQ: KEYW) with 1,790 people and headquartered in Hanover, Maryland. They provide differentiated mission-focused technology and capabilities in the areas of intelligence, surveillance and reconnaissance (ISR), cyber operations and mission-critical IT and analytics.

The KeyW acquisition aligns with our Aerospace, Technology and Nuclear (ATN) strategy of providing innovative technology and solutions. It also strongly reinforces ATN’s position in our company’s overall profitable growth strategy:

●	Reinforces ATN’s push toward higher-value Government Services solutions and provides an opportunity to leverage KeyW’s capabilities across Buildings, Infrastructure and Advanced Facilities (BIAF)

●	Adds ISR capabilities – a solutions-oriented business with strong organic and synergistic growth potential, including a significant space-oriented opportunity

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Through expanded cyber and Mission IT expertise, moves Jacobs into Mission support from Enterprise IT, including a unique training capability with branded tools; KeyW also brings additional expertise and reach for our strategy of growing a cyber engineering business

●	Fills capability gaps and significantly expands our presence with the Intelligence Community and associated agencies

While today’s announcement is significant, it is important to remember that it is just the first step towards completing the transaction. Jacobs and KeyW must continue to operate as separate companies until the transaction closes, which is expected to occur by August 31, 2019. As always, we must remain focused on our day-to-day responsibilities: serving our clients, with an emphasis on safety and delivering on sustainable solutions for our clients’ critical missions.

Over the coming weeks, Jacobs ATN and KeyW leadership will have more detailed planning discussions about how best to integrate our companies in a way that builds on our collective successes and enables us to create a stronger organization moving forward. Our priorities for the integration are clear – building on the strong cultural foundations of both companies, ensuring base business performance, developing and delivering cost and growth synergies and most importantly, retaining our combined talent. We will keep you posted on our progress and integration plans.

We know you may have questions regarding today’s news. For more information, please visit our JacobsConnect space, which will have a list of “Frequently Asked Questions” that we will work to keep updated. Our announcement today is also likely to generate increased interest in Jacobs from the media and investors. A friendly reminder of our media policy, if you receive any media inquiries please forward them to Amy Ochs at amy.ochs@jacobs.com. Investor or analyst inquiries should be referred to Jonathan Doros at jonathan.doros@jacobs.com

We want to thank you for your commitment to our clients and to Jacobs and look forward to talking with you more about this combination and the exciting future we are building together.

Steve Demetriou	Terry Hagen

Chair and CEO	COO and ATN President

Additional Information and Where to Find It

The tender offer pursuant to which Jacobs proposes to acquire KeyW has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell, securities, nor is it a substitute for the tender offer materials that will be filed with the SEC. The solicitation and offer to buy the issued and outstanding shares of KeyW common stock will only be made pursuant to an offer to purchase and related tender offer materials described more fully below. At the time the tender offer is commenced, Atom Acquisition Sub, Inc. (“Merger Sub”) will file a tender offer statement with the SEC on Schedule TO containing an offer to purchase, form of letter of transmittal and related materials, and KeyW will file with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT AND RELATED MATERIALS (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CAREFULLY (WHEN THEY BECOME AVAILABLE) AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER THAT SHOULD BE READ PRIOR TO MAKING A DECISION TO TENDER SHARES. These materials will be sent free of charge to all KeyW stockholders. In addition, all of those materials (and all other tender offer documents filed or furnished by KeyW, Jacobs or Merger Sub with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. The Schedule TO (including the prospectus/offer to purchase and related materials) and the Schedule 14D-9 (including the solicitation/recommendation statement), once filed, may also be obtained for free by contacting the Information Agent for the tender offer which will be named in the Schedule TO. Copies of the documents filed with the SEC by Jacobs or Merger Sub will also be available free of charge on Jacobs’ internet website at http://www.jacobs.com.

Forward-Looking Statements

Certain statements contained in this communication constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this communication that are based on historical fact are forward-looking statements, including statements about whether and when the transaction between Jacobs and KeyW will be consummated and the anticipated financial and other benefits thereof. Although such statements are based on management’s current estimates and expectations, and currently available competitive, financial and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. The potential risks and uncertainties include, among others, the possibility that Jacobs and KeyW may be unable to obtain regulatory approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; general economic conditions; the possibility of unexpected costs, liabilities or delays in connection with the transaction; risks that the transaction disrupts our current plans and operations; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger. For a description of some additional factors that may occur that could cause actual results to differ from forward-looking statements see Jacobs’ Annual Report on Form 10-K for the year ended September 28, 2018, in particular the “Risk Factors” discussions thereunder as well as our other filings with the United States Securities and Exchange Commission (“the SEC”). The company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.